Exhibit (h)(66)

AMENDED AND RESTATED SCHEDULE A

THIS AMENDED AND RESTATED SCHEDULE A dated as of             , 2010 for the addition of S1 Fund, is the Schedule A to that certain Regulatory Administration Services Agreement dated as of June 1, 2003 between BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) and The RBB Fund, Inc.

List of Portfolios

Money Market Portfolio
Bogle Investment Management Small Cap Growth Fund
Robeco Boston Partners All-Cap Fund
Robeco Boston Partners Small Cap Value Fund II (formerly the Micro Cap Value Fund)
Robeco Boston Partners Long/Short Equity Fund (formerly the Market Neutral Fund)
Robeco WPG 130/30 Large Cap Growth Fund (formerly Robeco WPG Large Cap Growth Fund)
Robeco WPG Small Cap Value Fund (formerly Robeco WPG Tudor Fund)
Schneider Small Cap Value Fund
Schneider Value Fund
Senbanc Fund
Bear Stearns CUFS MLP Mortgage Portfolio
Bear Stearns Enhanced Income Fund
Marvin & Palmer Large Cap Growth Fund
Free Market U.S. Equity Fund Free Market International Equity Fund Free Market Fixed Income Fund
SAM Global Active Fund
SAM Global Themes Fund
Perimeter Small Cap Growth Fund Robeco Boston Partners Long/Short Research Fund
S1 Fund

BNY MELLON INVESTMENT SERVICING (US) INC.		THE RBB FUND, INC.

By:		By:

Name:	Jay F. Nusblatt	Name:

Title:	Senior Vice President	Title: